                                                                      EXHIBIT 21


                      SUBSIDIARIES OF ALARIS MEDICAL, INC.



NAME                                               JURISDICTION OF INCORPORATION
-----------------------------------                -----------------------------------------
ALARIS Medical Systems, Inc.                       Delaware
IVAC Overseas Holdings, Inc.                       Delaware
River Medical, Inc.                                Delaware
ALARIS Foreign Sales Corp.                         Barbados
ALARIS Medical Canada Ltd.                         Canada
ALARIS Medical Nordic, AB                          Sweden
IVAC Industries Ltd.                               United Kingdom
ALARIS Medical U.K. Ltd.                           United Kingdom
ALARIS Medical France, S.A.                        France
ALARIS Medical Deutschland, GmbH                   Germany
ALARIS Medical Espana, S.L.                        Spain
IMED UK Ltd.                                       United Kingdom
ALARIS Medical Australia Pty Ltd.                  Australia
ALARIS Release Corporation                         Delaware
ALARIS Consent Corporation                         Delaware
Sistemas Medicos ALARIS, S.A. de C.V.              Mexico
ALARIS Medical Norway A/S                          Norway
ALARIS Medical Italia,  SRL                        Italy
IMED Medical Systems S.A. (Pty) Ltd.               South Africa
ALARIS Medical Holland, B.V.                       Netherlands
ALARIS Medical New Zealand Ltd.                    New Zealand
